EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the use of our report dated March 17, 2008, with respect to the consolidated balance sheet of US Gold Corporation and subsidiaries as of December 31, 2007 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended December 31, 2007, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Registration Statement.

KPMG, LLP

/s/ KPMG, LLP
Denver, Colorado
March 13, 2009